UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – FEBRUARY 7, 2014

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

131 Bloor Street West, Suite 200/372
Toronto, Ontario, Canada M5S 1R8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Settlement Agreements

Effective on February 7, 2014, the Board of Directors of Epcylon Technologies Inc., a Nevada corporation (the “Company”), authorized and approved the execution of those certain five separate settlement agreements (collectively, the "Settlement Agreements"), pursuant to which the Company agreed to settle the aggregate amount of debt of $529,500.00 (collectively, the "Settlement Debt"). The Settlement Debt was incurred to those certain unrelated creditors (collectively, the "Creditors") pursuant to advances made and/or services provided to the Company. The Settlement Debt was reflected on the Company's financial statements filed with its quarterly and/or annual reports with the Securities and Exchange Commission. The terms and provisions of the Settlement Agreements provide for the issuance of an aggregate 3,529,998 shares of its restricted common stock to the five Creditors to satisfy the Settlement Debt.

General Release and Waiver of Debt

Effective on February 4, 2014, the Board of Directors of the Company authorized and approved the execution of that certain general release and waiver of debt agreement (the "Release Agreement") with an unrelated creditor (the "Release Creditor"), pursuant to which the Release Creditor agreed to waive and release the debt due and owing to it in the aggregate amount of $80,430.25 (the "Released Debt"). In accordance with the terms and provisions of the Release Agreement, the Release Creditor agreed to release, acquit, covenant not to sue and specifically release and waive any claims or rights it may have under common law and statutory law relating to the Released Debt.

Effective on February 20, 2014, the Board of Directors of the Company authorized and approved the execution of that certain general release and waiver of debt agreement (the "Second Release Agreement") with an unrelated creditor (the "Second Release Creditor"), pursuant to which the Second Release Creditor agreed to waive and release the debt due and owing to it in the aggregate amount of $113,867.00 (the "Second Released Debt"). In accordance with the terms and provisions of the Second Release Agreement, the Second Release Creditor agreed to release, acquit, covenant not to sue and specifically release and waive any claims or rights it may have under common law and statutory law relating to the Second Released Debt

The satisfaction of the Released Debt and the Second Released Debt will further result in reduction of the Company's liabilities on its balance sheet in the approximate amount of $194,297.25.

SECTION 3. SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The Board of Directors of the Company approved and authorized the settlement of the Settlement Debt by the issuance of an aggregate 3,529,998 shares of restricted common stock of the Company at $0.15 per share effective as of February 7, 2014. The aggregate 3,529,998 shares of common stock were issued in proportion to the respective debt due and owing to each of the Creditors in accordance with the terms and provisions of the respective Settlement Agreement entered into between the Company and each such Creditor.

The shares of common stock were issued to five non-United States residents in reliance on Section 4(2) and/or Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock issued to the Creditors have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements.

As of the date of this Current Report, the total number of shares of common stock issued and outstanding is 167,955,220.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.

DATE: February 21, 2014	/s/ Cato Kemmler
Name: Cato Kemmler
Title: President